Exhibit 10.1

NATURAL GAS SERVICES GROUP, INC.
2009 RESTRICTED STOCK/UNIT PLAN

1.            Purposes of the Plan.  The purpose of this 2009 Restricted Stock/Unit Plan is to promote the success of Natural Gas Services Group, Inc. (the “Company”) by providing additional incentives to attract, motivate, retain and reward qualified and competent Employees, Officers and independent Directors of the Company upon whose efforts and judgment the success of the Company is largely dependent, through the encouragement of stock ownership in the Company by such individuals.

2.            Definitions.  The following definitions shall apply as used herein and in the individual Award Agreements except as defined otherwise in an individual Award Agreement.  In the event a term is separately defined in an individual Award Agreement, such definition shall supercede the definition contained in this Section 2.

(a)           “Administrator” means the Compensation Committee of the Board.

(b)           “Applicable Laws” means the legal requirements relating to the Plan and the Awards under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules and listing requirements of any established stock exchange or national market system on which the Common Stock is traded, and the rules of any non-U.S. jurisdiction applicable to Awards granted to residents thereof.

(c)           “Award” means the grant of Restricted Stock or Restricted Stock Units under the Plan.

(d)           “Award Agreement” means the written Restricted Stock Agreement or the Restricted Stock Unit Agreement evidencing the grant of an Award setting forth the terms and conditions of such Award executed by the Company and the Participant, including any amendments thereto.

(e)           “Board” means the Board of Directors of the Company.

(f)           “Cause” means (i) a material act of theft, misappropriation or conversion of corporate funds committed by the Participant or (ii) the Participant’s demonstrably willful, deliberate and continued failure to follow reasonable directives of the Board or the Chief Executive Officer of the Company which are within the Participant’s ability to perform.  Notwithstanding the foregoing, for the 24-month period following a Change in Control, the Participant shall not be deemed to have been terminated for Cause unless and until: (x) there shall have been delivered to the Participant a copy of a resolution duly adopted by the Board in good faith at a meeting of the Board called and held for such purpose (after reasonable notice to the Participant and an opportunity for the Participant, together with his or her counsel, to be heard before the Board), finding that the Participant was guilty of conduct set forth above and specifying the particulars thereof in reasonable detail; and (y) if the Participant contests such finding (or a conclusion that he or she has failed to timely cure the performance in response thereto), the arbitrator, by final determination in an arbitration proceeding pursuant to Section 17, below, has concluded that the Participant’s conduct met the standard for termination for Cause above and that the Board’s conduct met the standards of good faith and satisfied the procedural and substantive conditions of this Section 2(f) (collectively, the “Necessary Findings”).  The Participant’s costs of the arbitration shall be advanced by the Company and shall be repaid to the Company if the arbitrator makes the Necessary Findings.

(g)           “Change in Control Event” means any of the following:

(i)         The dissolution or liquidation of the Company, other than in the context of a transaction that does not constitute a Change in Control Event under clause (ii) below.

(ii)                    A merger, consolidation, or other reorganization, with or into, or the sale of all or substantially all of the Company’s business and/or assets as an entirety to, one or more entities that are not Subsidiaries or other affiliates (a “Business Combination”), unless (A) as a result of the Business Combination at least 50% of the outstanding securities voting generally in the election of directors of the surviving or resulting entity or a Parent thereof (the “Successor Entity”) immediately after the reorganization are, or will be, owned, directly or indirectly, by shareholders of the Company immediately before the Business Combination; and (B) at least 50% of the members of the board of directors of the entity resulting from the Business Combination were members of the Board at the time of the execution of the initial agreement or of the action of the Board approving the Business Combination.  The shareholders before and after the Business Combination shall be determined on the presumptions that (x) there is no change in the record ownership of the Company’s securities from the record date for such approval until the consummation of the Business Combination; and (y) record owners of securities of the Company hold no securities of the other parties to such reorganization.

(iii)                    Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than an Excluded Person, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities entitled to then vote generally in the election of Directors of the Company, other than as a result of (A) an acquisition directly from the Company, (B) an acquisition by the Company, (C) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or a Successor Entity, or an acquisition by any entity pursuant to a transaction which is expressly excluded under clause (ii) above.

(iv)                    During any period not longer than twelve consecutive months, individuals who at the beginning of such period constituted the Board cease to constitute at least a majority thereof, unless the election, or the nomination for election by the Company’s shareholders, of each new Board member was approved by a vote of at least three-quarters of the Board members then still in office who were Board members at the beginning of such period (including for these purposes, new members whose election or nomination was so approved), but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board.

(h)           “Code” means the Internal Revenue Code of 1986, as amended.

(i)           “Committee” means the Compensation Committee of the Board. The Committee shall be appointed by the Board and shall consist of two or more outside, disinterested members of the Board. The Committee, in the judgment of the Board, shall be qualified to administer the Plan as contemplated by (i) Rule 16b-3 of the Exchange Act (or any successor rule), (ii) Section 162(m) of the Code and the regulations thereunder (or any successor Section and regulations), and (iii) any rules and regulations of a stock exchange on which the Common Stock is traded. Any member of the Committee who does not satisfy the qualifications set out in the preceding sentence may recuse himself or herself from any vote or other action taken by the Committee. The Board may, at any time and in its complete discretion, remove any member of the Committee and may fill any vacancy in the Committee.

(j)           “Common Stock” means the common stock of the Company.

(k)           “Company” means Natural Gas Services Group, Inc., a Colorado corporation, or any successor entity that adopts the Plan in connection with a Change in Control.

          (l)            “Continuous Service” means that your employment relationship is not interrupted or terminated by you, the Company or any Related Entity. Your employment relationship will not be considered interrupted in the case of: (i) any leave of absence approved in accordance with the Company’s written personnel policies, including sick leave, family leave, military leave or any other personal leave; or (ii) transfers between locations of the Company or between the Company and any Related Entity or successor; provided, however, that, unless otherwise provided in the Company’s written personnel policies, in this Agreement or under Applicable Laws, rules or regulations or unless the Committee has otherwise expressly provided for different treatment with respect to this Agreement, (x) no such leave may exceed ninety (90) days, and (y) any vesting shall cease on the ninety-first (91 st) consecutive date of any leave of absence during which your employment relationship is deemed to continue and will not recommence until such date, if any, upon which you resume service with the Company, Related Entity or successor. If you resume such service in accordance with the terms of the Company’s military leave policy, upon resumption of service you will be given vesting credit for the full duration of your leave of absence. Continuous employment will be deemed interrupted and terminated for an Employee if the Participant’s weekly work hours change from full time to part time. Part-time status for the purpose of vesting continuation will be determined in accordance with policies adopted by the Company from time to time.”

(m)           “Covered Employee” means an Employee who is a “covered employee” under Section 162(m)(3) of the Code.

(n)           “Director” means a non-Employee member of the Board or the board of directors of any Related Entity.

(o)           “Disability” means any physical or mental impairment which qualifies an Employee for disability benefits under any applicable long-term disability plan maintained by the Company, provided the definition of disability applied under such disability insurance plan complies with the requirements of Treasury Regulation Section 1.409A-3(i)(4)(i) or, if no such plan is in place or applies or if the definition of “disability” under such disability insurance plan does not comply with the requirements of Treasury Regulation Section 1.409A-3(i)(4)(i), any physical or mental impairment which would be determined to be totally disabled by the Social Security Administration or the Railroad Retirement Board. If the Company or the Related Entity to which the Participant provides service does not have a long-term disability plan in place, “Disability” means that a Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve months.

(p)           “Employee” means any person, including an Officer or member of the Board of the Company or the board of directors of a Related Entity, who is in the employ of the Company or any Related Entity, subject to the control and direction of the Company or any Related Entity as to both the work to be performed and the manner and method of performance.  The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

(q)           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r)           “Excluded Person” means (i) any person described in and satisfying the conditions of Rule 13d-1(b)(1) under the Exchange Act, (ii) the Company or (iii) an employee benefit plan (or related trust) sponsored or maintained by the Company or the Successor Entity.

(s)           “Maximum Aggregate Number of Shares” to be issued under the Plan means the total number of Shares which may be issued pursuant to all Awards of Restricted Stock and Restricted Stock Units under the Plan which is 300,000 Shares.  The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Shares.

(t)           “Officer” means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(u)           “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(v)           “Participant” means an Employee or Director who receives an Award under the Plan.

(w)           “Performance-Based Compensation” means compensation qualifying as “performance-based compensation” under Section 162(m) of the Code.

(x)           “Plan” means this 2009 Restricted Stock/Unit Plan.

(y)           “Related Entity” means any Parent or Subsidiary of the Company.

(z)           “Restricted Stock” means Shares issued under the Plan to the Participant for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

(aa)           “Restricted Stock Units” or “Units” means an Award which may be earned in whole or in part upon the passage of time or the attainment of performance criteria established by the Administrator and which may be settled for Shares or other securities or a combination of Shares or other securities as established by the Administrator.

(bb)           “Retirement” means:

(i)           with respect to Employees, termination of an Employee’s employment in accordance with the Company’s retirement policies, as in effect from time to time, if on the date of such termination (A) the Employee is at least 55 years old and his or her Continued Service has extended for at least five years, and (B) the number of full years in the Employee’s age and his or her number of full years of Continued Service total at least 65. By way of illustration, if an Employee terminates his or her employment in accordance with the Company’s retirement policies on his or her 63rd birthday after six years of Continued Service, the Employee’s total would be 69 and his or her termination would be treated as a Retirement; if the Employee’s Continued Service had extended for only four years, his or her total would be 67 but the termination would not be treated as a Retirement since he or she would not have met the minimum of five years of Continued Service.

(ii)           with respect to non-Employee Directors, termination of membership on the Company’s Board of Directors at the expiration of the Director’s term of office (unless the Director is then elected for another term of office), or under such other circumstances as the Board may determine to constitute retirement.

(cc)           “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

(dd)           “Share” means a share of the Common Stock.

(ee)           “Specified Employee” means an Employee defined in Treasury Regulation Section 1.409A-1(i).

(ff)           “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(hh)           “Term” means the ten (10) year period following the approval of the Plan by the Company’s shareholders.

3.            Shares Subject to the Plan.

(a)           Subject to the provisions of Section 9 below, the maximum aggregate number of Shares which may be issued pursuant to all Awards of Restricted Stock and Restricted Stock Units is 300,000 Shares.  The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.

(b)           Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan and shall be deemed to have been issued for purposes of determining the Maximum Aggregate Number of Shares, except (i) any Shares covered by an Award (or portion of an Award) which are forfeited, canceled or expired (whether voluntarily or involuntarily) shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan and (ii)   during the ten (10) year period following approval of the Plan by the Company’s shareholders and to the extent not prohibited by Applicable Law, any Shares covered by an Award, which are surrendered in satisfaction of tax withholding obligations incident to the vesting of an Award, shall be deemed not to have been issued for purposes of determining the maximum number of Shares which may be issued under the Plan, unless otherwise determined by the Administrator.

4.           Administration of the Plan.

(a)           Plan Administrator.  The Plan shall be administered by the Committee.

(b)           Powers of the Administrator.  Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

(i)           to select the Employees and Directors to whom Awards may be granted from time to time hereunder;

(ii)           to determine whether and to what extent Awards are granted hereunder;

(iii)           to determine the number of Shares or Restricted Stock Units to be covered by each Award granted hereunder;

(iv)           to approve forms of Award Agreements for use under the Plan;

(v)            to determine the terms and conditions of any Award granted hereunder;

(vi)           to amend the terms of any outstanding Award granted under the Plan, provided that any amendment that would adversely affect the Participant’s rights under an outstanding Award or which would subject the Participant to the tax and other negative impacts of Section 409A shall not be made without the Participant’s written consent;

(vii)           to construe and interpret the terms of the Plan and Awards, including without limitation, any Award or Award Agreement, granted pursuant to the   Plan; and

(viii)          to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

(c)           Interpretation of Plan.  The Committee shall have full power and authority to administer and interpret the Plan and to adopt or establish such rules, regulations, agreements, guidelines, procedures and instruments, which are not contrary to the terms of the Plan and which, in its opinion, may be necessary or advisable for the administration and operation of the Plan. The Committee’s interpretations of the Plan, and all actions taken and determinations made by the Committee pursuant to the powers vested in it hereunder, shall be conclusive and binding on all parties concerned, including the Company, its stockholders and any Participant.

(d)           Indemnification.  In addition to such other rights of indemnification as they may have as members of the Board or as Officers or Employees of the Company or a Related Entity, members of the Board and any Officers or Employees of the Company or a Related Entity to whom authority to act for the Board, the Administrator or the Company is delegated shall be defended and indemnified by the Company to the extent permitted by law on an after-tax basis against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such claim, investigation, action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct; provided, however, that within thirty (30) days after the institution of such claim, investigation, action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at the Company’s expense to defend the same.

5.           Eligibility.  Awards may be granted to full-time, permanent Employees and Directors.  An Employee or Director who has been granted an Award may, if otherwise eligible, be granted additional

Awards.  Notwithstanding, non-employee Directors shall not be eligible for an award of a Restricted Stock Unit.

6.            Terms and Conditions of Awards.

(a)           Designation of Award.  Each Award shall be designated in the Award Agreement.

(b)           Conditions of Award.  Subject to the terms of the Plan, the Administrator shall determine the provisions, terms and conditions of each Award including, but not limited to, the Award vesting schedule (if any), resale restrictions applicable to the Shares issued pursuant to Awards, forfeiture provisions and satisfaction of any performance criteria.

(e)           Individual Limit for Restricted Stock and Restricted Stock Units.  For awards of Restricted Stock and Restricted Stock Units that are intended to be Performance-Based Compensation, the maximum number of Shares with respect to which such Awards may be granted to any Participant in any calendar year shall be 25,000 Shares.  The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 9 below.

(f)           No Transferability of Awards.  Awards may not be sold, pledged, assigned, transferred or disposed of in any manner.  Any attempted sale, pledge, assignment, transfer or disposal shall be null and void.

(g)           Date of Grant of Award.  The date of grant of an Award shall for all purposes be the date on which the Administrator approves the grant of such Award.

7.            Taxes.  No Shares shall be delivered under the Plan to any Participant or other person until such Participant or other person has made arrangements acceptable to the Administrator for the satisfaction of any federal, state, local or non-U.S. income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares.  Upon the issuance of Shares, the Company shall withhold or collect from Participant an amount sufficient to satisfy such tax obligations, including, but not limited to, by surrender of Shares covered by the Award sufficient to satisfy the minimum applicable tax withholding obligations incident to the vesting of an Award.  Participant shall in all instances be liable for any personal taxes related to any Award and/or vesting of an Award, whether said taxes have been withheld by the Company or not.

8.            Conditions Upon Issuance of Shares.

(a)           If at any time the Administrator determines that the delivery of Shares pursuant to an Award is or may be unlawful under or contrary to Applicable Laws, the vesting of an Award or to otherwise receive Shares pursuant to the terms of an Award shall be suspended until the Administrator determines that such delivery is lawful and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)           The Company shall have no obligation to effect any registration or qualification of the Shares under federal or state laws.

(c)           As a condition to the exercise or issuance of an Award, the Company may require the person exercising or receiving such Award to represent and warrant at the time of issuance that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

9.            Adjustments Upon Changes in Capitalization.  In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a combination or consolidation of the outstanding Stock into a lesser number of Shares, a reclassification, or any other increase or decrease in the number of issued shares of Stock effected without receipt of consideration by the Company, proportionate adjustments shall automatically be made in each of (i) the number of Shares available for future grants under Section 3(a), (ii) the number of Shares covered by each outstanding Award and (iii) the maximum number of Shares with respect to which Awards may be granted to any Participant in any calendar year

10.            Change in Control.  Except as provided otherwise in an individual Award Agreement, in the event of a Change in Control, each unvested portion of any Award which, at the time, is outstanding under the Plan automatically (i) shall become fully vested and be released from any repurchase, forfeiture or transfer restrictions and (ii) with respect to unvested Restricted Stock Units, shall vest and be converted into Shares, immediately prior to the date of such Change in Control.

11.            Effective Date and Term of Plan.  The Plan shall become effective upon its adoption by the Board.  It shall continue in effect for a term of ten (10) years unless sooner terminated.  Continuance of the Plan shall be subject to approval by the shareholders of the Company.  Such shareholder approval shall be obtained in the degree and manner required under Applicable Laws.  Awards may be granted under the Plan upon its becoming effective, but any Award granted before shareholder approval is obtained shall be rescinded if shareholders fail to approve the Plan at the next shareholder meeting that occurs after the Plan is adopted by the Board.

12.            Amendment, Suspension or Termination of the Plan.

(a)           The Board may at any time amend, suspend or terminate the Plan for any reason; provided, however, that:

(i)           no such amendment, suspension or termination of the Plan may be implemented if such amendment, suspension or termination causes any Award granted prior to such amendment, suspension or termination to be subject to the tax and penalty provisions of Section 409A of the Code without the explicit approval of the Participants impacted by such amendment, suspension or termination; and

(ii)           no such amendment shall be made without the approval of the Company’s shareholders to the extent such approval is required by Applicable Laws;

(b)           No Award may be granted during any suspension of the Plan or after termination of the Plan.

(c)           No suspension or termination of the Plan shall adversely affect any rights under Awards already granted to a Participant.

13.            Reservation of Shares.

(a)           The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

(b)           The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

14.            No Effect on Terms of Employment.  The Plan shall not confer upon any Participant any right with respect to the Participant’s Continuous Service, nor shall it interfere in any way with his or her right or the right of the Company or any Related Entity to terminate the Participant’s Continuous Service at any time, with or without Cause, and with or without notice.  The ability of the Company or any Related Entity to terminate the employment of a Participant who is employed at will is in no way affected by its determination that the Participant’s Continuous Service has been terminated for Cause for the purposes of the Plan.

15.            No Effect on Retirement and Other Benefit Plans.  Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation.  The Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

16.            Construction.  Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan.  Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular.  Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

17.            Arbitration and Litigation.

(a)           Any dispute, controversy or claim arising out of or in respect to this Plan (or its validity, interpretation or enforcement) or the subject matter hereof must be submitted to and settled by arbitration conducted before a single arbitrator (chosen from a list of arbitrators provided by the American Arbitration Association with each party hereto taking alternate strikes and the remaining arbitrator hearing the dispute).  The arbitration will be conducted in Midland, Texas, or the then current location of the Company’s headquarters, in accordance with the then current rules of the American Arbitration Association or its successor.  The arbitration of such issues, including the determination of any amount of damages suffered, will be final and binding upon the parties to the maximum extent permitted by law.  The arbitrator in such action will not be authorized to change or modify any provision of the Plan.  Judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof.  The arbitrator will award reasonable legal fees and expenses (including arbitration costs) to the prevailing party upon application therefor.  The parties consent to the venue and jurisdiction of the state court or federal district court where the Company’s headquarters are then located for all purposes in connection with arbitration, including the entry of judgment of any award.

(b)           Except as may be necessary to enter judgment upon the award or to the extent required by applicable law, all claims, defenses and proceedings (including, without limiting the generality of the foregoing, the existence of the controversy and the fact that there is an arbitration proceeding) shall be treated in a confidential manner by the arbitrator, the parties and their counsel, and each of their agents and employees, and all others acting on behalf or in concert with them.  Without limiting the generality of the foregoing, no one shall divulge to any third party or person not directly involved in the arbitration, the contents of the pleadings, papers, orders, hearings, trials, or awards in the arbitration, except as may be necessary to enter judgment upon an award as required by applicable law.  Any court proceedings relating to the arbitration hereunder, including, without limiting the generality of the foregoing, to prevent or compel arbitration to perform, correct, vacate or otherwise enforce an arbitration award, shall be filed under seal with the court, to the extent permitted by law.  Violation of the aforesaid confidentiality shall result in the forfeiture of any resulting award.

IN WITNESS WHEREOF, the Board of Directors of the Company approved this Natural Gas Services Group, Inc. 2009 Restricted Stock/Unit Plan on the 15th day of April 2009 and the Company has executed this Plan Document effective the 16th day of June 2009.

NATURAL GAS SERVICES GROUP, INC.

By:	/s/ Stephen C. Taylor
Stephen C. Taylor, President and CEO

NATURAL GAS SERVICES GROUP, INC.

2009 RESTRICTED STOCK/UNIT PLAN

RESTRICTED STOCK AGREEMENT

NOTICE OF AWARD OF RESTRICTED STOCK

Award # RS

Participant’s Name and Address:

Natural Gas Services Group, Inc. (the “Company”) hereby grants you,                                          (the “Participant”), the number of shares of restricted stock indicated below (the “Restricted Stock” or “Restricted Shares”) under the Company’s 2009 Restricted Stock/Unit Plan (the “Plan”). The date of this Agreement is                                        (the “Grant Date”). Subject to the provisions of this Agreement and of the Plan, the principal features of this Restricted Stock award are as follows:

Number of Shares of Restricted Stock:

_________.

Vesting Schedule:

Thirty-three percent (33%) of the shares of Restricted Stock shall vest on each of the first three anniversaries of the date hereof (each a “Vesting Date” and collectively, the “Vesting Dates”), subject to Participant’s Continued Service through each such date and the terms of this Agreement and the Plan.

Your signature below indicates your agreement and understanding that this Award is subject to all of the terms and conditions contained in the Plan and this Restricted Stock Agreement (the “Agreement”), which includes this Notice of Award of Restricted Stock and the Terms and Conditions of Restricted Stock Award.  PLEASE BE SURE TO READ ALL OF THIS AGREEMENT AND THE PLAN, WHICH CONTAINS THE SPECIFIC TERMS AND CONDITIONS OF THIS RESTRICTED STOCK AWARD.

Award Number: RS-__________

NATURAL GAS SERVICES GROUP, INC.
2009 RESTRICTED STOCK/UNIT PLAN

TERMS AND CONDITIONS OF RESTRICTED STOCK AWARD

       1.          Award of Restricted Stock.  Natural Gas Services Group, Inc., a Colorado corporation (the “Company”), hereby issues to the Participant under the Natural Gas Services Group, Inc. 2009 Restricted Stock/Unit Plan, as amended from time to time (the “Plan”), an award (the “Award”) of the number of shares of restricted stock (the “Restricted Shares”) set forth in this Restricted Stock Agreement (the “Agreement”), which consists of the attached Notice of Award of Restricted Stock (the “Notice”) and these Terms and Conditions of Restricted Stock Award.  Unless otherwise provided herein, the terms in this Agreement shall have the same meaning as those defined in the Plan.

2.           Vesting Schedule.

(a) Except as otherwise provided in this Agreement or in the Plan, the shares of Restricted Stock awarded by this Agreement are scheduled to vest in accordance with the vesting schedule set forth in the Notice.  Shares of Restricted Stock scheduled to vest on a Vesting Date will vest only if the Participant remains in Continued Service through such Vesting Date.  Should the Participant’s Continued Service end at any time (the “Termination Date”), any unvested Restricted Stock will be immediately cancelled; provided, however, that if termination of Continued Service is the result of the Participant’s death, Disability or Retirement, then any unvested Restricted Stock that would have vested by their terms within twelve (12) months after the Termination Date had the Participant remained in Continued Service will be deemed to be vested on the Termination Date.  In addition, the Board of Directors may, in its discretion, vest any unvested Restricted Stock upon termination of Continued Service.

(b) All unvested Restricted Stock which is not vested on the Termination Date pursuant to the provisions of paragraph 2(a) held by the Participant shall be deemed forfeited and reconveyed to the Company.  Participant hereby appoints the Company, or any escrow agent the Company may appoint, with full power of substitution, as Participant’s true and lawful attorney-in-fact with irrevocable power and authority in Participant’s name and behalf to take any action an execute all documents and instruments, including without limitation, stock powers which may be necessary to transfer the stock certificate or certificates evidencing such unvested Restricted Shares to the Company upon the forfeiture of such shares.  Participant will receive no payment for forfeited shares of unvested Restricted Stock.

       3.          Delivery of Restricted Stock; Stockholder Rights.  The unvested shares of Restricted Stock set forth in the Notice portion of this Agreement will be issued and delivered to a book entry account maintained by the Company’s transfer agent.  Thereafter, subject to the forfeiture provisions referenced in this Agreement, Participant shall be entitled to the rights and privileges of a stockholder of the Company in respect to such shares of Restricted Stock, including the right to vote and receive dividends (subject to applicable tax withholding obligations) during the vesting period on the same basis as all other issued and outstanding shares of Company common stock.

       4 .          Taxes.

(a)          Tax Liability.  The Participant is ultimately liable and responsible for all taxes owed by the Participant in connection with the Award, regardless of any action the Company or any Related Entity takes with respect to any tax withholding obligations that arise in connection with the Award.  Neither the Company nor any Related Entity makes any representation or undertaking regarding the treatment of any tax withholding in connection with the grant or vesting of the Award or the subsequent sale of vested Restricted Stock issuable pursuant to the Award.  The Company does not commit and is under no obligation to structure the Award to reduce or eliminate the Participant’s tax liability.

(b)         Payment of Withholding Taxes.  No stock certificates will be released to the Participant unless the Participant has made acceptable arrangements to pay any withholding taxes that may be due as a result of this award or the vesting of shares of Restricted Stock.  The Company, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit you to satisfy such tax withholding obligation, in whole or in part (without limitation) by (i) paying cash, (ii) electing to have the Company withhold otherwise then deliverable vested shares of Restricted Stock having a fair market value equal to the minimum amount required to be withheld, and (iii) delivering to the Company of vested and owned shares of our common stock having a fair market value equal to the amount required to be withheld or (iv) through any other lawful manner.

The Company shall withhold from any dividends paid during the restricted period only the amounts the Company is required to withhold to satisfy any applicable tax withholding requirements with respect to such dividends based on minimum statutory withholding rates for federal and state tax purposes, including any payroll taxes.

The Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to inadequate withholding.  Accordingly, the Participant agrees to pay to the Company or any Related Entity as soon as practicable, including through additional payroll withholding, any amount of the tax withholding obligation that is not satisfied by the withholding methods described above.  Notwithstanding the foregoing, the Company or a Related Entity also may satisfy any tax withholding obligation by offsetting any amounts (including, but not limited to, salary, bonus, and severance payments) payable to the Participant by the Company and/or a Related Entity.

(c)         Consequences of 83(b) Election.  The provisions of paragraph 5(b) will not apply if the Participant chooses to make the election under Section 83(b) of the Internal Revenue Code Section (see paragraph 6 of this Agreement.)  Upon such an election, the Participant shall remit to the company in cash any and all taxes which the Company may be required to withhold with respect to such election.

    5.           Section 83(b) Election for Shares.  Participant understands that under Section 83(a) of the Internal Revenue Code (the “Code”), the excess of the fair market value of the Restricted Shares on the date the forfeiture restrictions lapse over the purchase price, if any, paid for such Restricted Shares will be taxed, on the date such forfeiture restrictions lapse, as ordinary income subject to payroll and withholding tax and tax reporting, as applicable. For this purpose, the term “forfeiture restrictions” means the right of the Company to receive back any unvested Restricted Shares upon termination of your employment with the Company or any Related Entity.  You understand that you may elect under Section 83(b) of the Code (an “83(b) Election”) to be taxed at the time the Restricted Shares are awarded, rather than when and as the Restricted Shares cease to be subject to the forfeiture restrictions.  An 83(b) Election  must be filed with the Internal Revenue Service within 30 days from the Date of Award as set forth above in the Notice.

Participant understands that (a) he or she will not be entitled to a deduction for any ordinary income previously recognized as a result of the 83(b) Election if the Restricted Shares are subsequently forfeited to the Company and (b) the 83(b) Election may cause Participant to recognize more ordinary income than he or she would have otherwise recognized if the value of the Restricted Shares subsequently declines.

THE FORM FOR MAKING AN 83(b) ELECTION MAY BE OBTAINED FROM THE INTERNAL REVENUE SERVICE OR A TAX PROFESSIONAL.  YOU UNDERSTAND THAT FAILURE TO FILE SUCH AN ELECTION WITHIN THE 30-DAY PERIOD MAY RESULT IN THE RECOGNITION OF ORDINARY INCOME BY YOU AS THE FORFEITURE RESTRICTIONS LAPSE.  You further understand that an additional copy of such election form should be filed with your federal income tax return for the calendar year in which the date of this Award falls. You acknowledge that the foregoing is only a summary of the federal income tax laws that apply to the purchase of the Restricted Shares under this Award and does not purport to be complete.

YOU FURTHER ACKNOWLEDGE THAT THE COMPANY HAS DIRECTED YOU TO SEEK INDEPENDENT ADVICE REGARDING THE APPLICABLE PROVISIONS OF THE CODE AND THE INCOME TAX LAWS OF ANY MUNICIPALITY OR STATE IN WHICH YOU MAY RESIDE.

You agree to deliver to the Company a copy of the 83(b) Election if you choose to make such an election.

INDEPENDENT TAX ADVICE.  Participant acknowledges that determining the actual tax consequences of receiving or disposing of the Restricted Shares may be complicated. These tax consequences will depend, in part, on Participant’s specific situation and may also depend on the resolution of currently uncertain tax law and other variables not within the control of the Company. Participant is aware that he or she should consult a competent and independent tax advisor for a full understanding of the specific tax consequences of receiving or disposing of the Restricted Shares. Prior to executing this Award, Participant has either consulted with a competent tax advisor independent of the Company or Related Entity to obtain tax advice concerning the Restricted Shares in light of Participant’s specific situation or has had the opportunity to consult with such a tax advisor but chose not to do so.

6.           No Effect on Employment or Service.  The Participant’s employment with the Company or any Related Entity is on an at-will basis only, subject to the provisions of applicable law. Accordingly, subject to any written, express employment contract with the Participant, nothing in this Agreement or the Plan shall confer upon the Participant any right to continue to be employed by the Company or any Related Entity or shall interfere with, or restrict in any way, the rights of the Company or the employing Related Entity, which are hereby expressly reserved, to terminate the employment of the Participant at any time for any reason whatsoever, with or without good cause.  Such reservation of rights can be modified only in an express written contract executed by a duly authorized officer of the Company or Related Entity employing the Participant.

7.           Address for Notices.  Any notice to be given to the Company under the terms of this Agreement shall be addressed to the Company, in care of Earl R. Wait, Vice President -- Accounting at the Company’s headquarters, 508 West Wall Street, Suite 550, Midland, Texas 79701, or at such other address as the Company may hereafter designate in writing.

8.           Award is Not Transferable.  This grant and the rights and privileges conferred hereby shall not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment or similar process.  Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or of any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately shall become null and void.

9.           Restrictions on Sale of Securities.  The Restricted Shares awarded under this Agreement will be registered under the federal securities laws and will be freely tradable upon receipt unless the Participant is an “affiliate” under rules of the Securities and Exchange Commission (“SEC”), in which case the shares will be subject to the volume and manner of sale provisions of Rule 144 of the SEC.  However, the Participant’s subsequent sale of the shares received upon the vesting of Restricted Stock will be subject to any market blackout-period that may be imposed by the Company and must comply with the Company’s insider trading policies and any other applicable securities laws.

10.         Binding Agreement.  This Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

11.         Conditions for Issuance of Stock.  The Company shall not be required to transfer on its books or list in street name with a brokerage company or otherwise issue any certificate or certificates for Restricted Shares hereunder prior to fulfillment of all the following conditions: (a) the admission of such Restricted Shares to listing on all stock exchanges on which such class of stock is then listed; and (b) the completion of any registration or other qualification of such Restricted Shares under any state or federal law or under the rulings or regulations of the

Securities and Exchange Commission or any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable; and (c) the obtaining of any approval or other clearance from any state or federal governmental agency, which the Committee shall, in its absolute discretion, determine to be necessary or advisable.

12.         Plan Governs.  This Agreement is subject to all terms and provisions of the Plan.  In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan shall govern. Capitalized terms used and not defined in this Agreement shall have the meaning set forth in the Plan.

13.         Committee Authority.  The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any shares of Restricted Stock have vested.)  All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participant, the Company and all other persons, and shall be given the maximum deference permitted by law.  No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

14.         Captions.  Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

15.         Agreement Severable.  In the event that any provision in this Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement.

16.         Entire Agreement.  This Agreement and the Plan constitutes the entire understanding of the parties on the subjects covered.  The Participant expressly warrants that he or she is not executing this Agreement in reliance on any promises, representations or inducements other than those contained herein and in the Plan.

17.         Modifications to the Agreement.  This Agreement and the Plan constitute the entire understanding of the parties on the subjects covered.  The Participant expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations or inducements other than those contained herein and the Plan.  Modifications to this Agreement can be made only in an express written contract executed by the Participant and a duly authorized officer of the Company.

18.         Amendment, Suspension or Termination of the Plan. By accepting this award, the Participant expressly warrants that he or she has received an award under the Plan, and has received, read and understood a description of the Plan. The Participant understands that the Plan is discretionary in nature and may be modified, suspended or terminated by the Company at any time.

19.         Governing Law.  This award of Restricted Stock shall be governed by, and construed in accordance with, the laws of the State of Colorado, without regard to its conflict of law provisions.

IN WITNESS WHEREOF, the Company and the Participant have executed this Agreement, and agree that the Award is to be governed by the terms and conditions of this Agreement and the Plan.
Natural Gas Services Group, Inc., a Colorado corporation

By: _______________________________

Title: ______________________________

 THE PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE SHARES SHALL VEST, IF AT ALL, ONLY DURING THE PERIOD OF THE PARTICIPANT’S CONTINUOUS SERVICE (NOT THROUGH THE ACT OF BEING GRANTED THIS AWARD OR ACQUIRING SHARES HEREUNDER).  THE PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS NOTICE, THE AGREEMENT NOR THE PLAN SHALL CONFER UPON THE PARTICIPANT ANY RIGHT WITH RESPECT TO CONTINUATION OF THE PARTICIPANT’S CONTINUOUS SERVICE.

Participant Acknowledges and Agrees:

The Participant acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Award subject to all of the terms and provisions hereof and thereof.  The Participant has reviewed this Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement and the Plan.

The Participant further acknowledges that, from time to time, the Company may be in a “blackout period” and/or subject to applicable federal securities laws that could subject the Participant to liability for engaging in any transaction involving the sale of the Company’s vested Restricted Shares.  The Participant further acknowledges and agrees that, prior to the sale of any vested Restricted Shares acquired under this Award, it is the Participant’s responsibility to determine whether or not such sale of such shares will subject the Participant to liability under insider trading rules or other applicable federal securities laws.

By signing below (or by providing an electronic signature) and accepting the grant of the Award, the Participant: (i) consents to access electronic copies (instead of receiving paper copies) of this Notice, the Agreement, the Plan and the Plan prospectus (collectively, the “Plan Documents”) via the Company’s intranet; (ii) represents that the Participant has access to the Company’s intranet; (iii) acknowledges receipt of electronic copies, or that the Participant is already in possession of paper copies of the Plan Documents; and (iv) acknowledges that the Participant is familiar with and accepts the Award subject to the terms and provisions of the Plan Documents.

The Participant hereby agrees that all questions of interpretation and administration relating to this Agreement and the Plan shall be resolved by the Committee (acting as the Administrator under the Plan) in accordance with Section 13 of the Agreement.  The Participant further agrees to the arbitration and venue selection provisions in Section 17 of the Plan.  The Participant further agrees to notify the Company upon any change in his or her residence address indicated in this Agreement.

Date:
Participant’s Signature

Participant’ Printed Name

Address

City, State & Zip

2009 RESTRICTED STOCK/UNIT PLAN
RESTRICTED STOCK UNIT AGREEMENT

NOTICE OF AWARD OF RESTRICTED STOCK UNITS

Award # RSU-

Participant’s Name and Address:

Natural Gas Services Group, Inc. (the “Company”) hereby grants you,                                          (the “Participant”), the number of restricted stock units indicated below (the “Restricted Stock Units”) under the Company’s 2009 Restricted Stock/Unit Plan (the “Plan”). The date of this Agreement is                                        (the “Grant Date”). Subject to the provisions of this Agreement and of the Plan, the principal features of this Restricted Stock Unit award are as follows:

Target Number of Restricted Stock Units:

_________.

Vesting Schedule:

Thirty-three percent (33%) of the Restricted Stock Units shall vest on each of the first three anniversaries of the date hereof (each a “Vesting Date” and collectively, the “Vesting Dates”), subject to Participant’s Continued Service through each such date and the terms of this Agreement and the Plan.

Your signature below indicates your agreement and understanding that this Award is subject to all of the terms and conditions contained in the Plan and this Restricted Stock Unit Agreement (the “Agreement”), which includes this Notice of Award of Restricted Stock Units and the Terms and Conditions of Restricted Stock Units Award.  PLEASE BE SURE TO READ ALL OF THIS AGREEMENT AND THE PLAN, WHICH CONTAINS THE SPECIFIC TERMS AND CONDITIONS OF THIS RESTRICTED STOCK UNIT AWARD.

Award Number: RSU-__________

NATURAL GAS SERVICES GROUP, INC.
2009 RESTRICTED STOCK/UNIT PLAN

AGREEMENT
TERMS AND CONDITIONS OF RESTRICTED STOCK UNITS AWARD

1. Award or Restricted Stock Units.  Natural Gas Services Group, Inc., a Colorado corporation (the “Company”), hereby issues to the Participant under the Natural Gas Services Group, Inc. 2009 Restricted Stock/Unit Plan, as amended from time to time (the “Plan”), an award (the “Award”) of the number of restricted stock units (the “Restricted Stock Units”) set forth in this Restricted Stock Unit Agreement (the “Agreement”), which consists of the attached Notice of Award of Restricted Stock Units (the “Notice”) and these Terms and Conditions of Restricted Stock Award.  Unless otherwise provided herein, the terms in this Agreement shall have the same meaning as those defined in the Plan.

2. Company’s Obligation to Pay.  Each Restricted Stock Unit represents one (1) share of the Company’s Common Stock (a “Share”).  Upon the vesting of each Restricted Stock Unit, the Company will issue to the Participant one Share to the Participant.  Unless and until the vesting of the Restricted Stock Units as set forth in paragraph 3, below, the Participant shall have no right to the issuance of any Share underlying the unvested Restricted Stock Unit.  Prior to the vesting of the Restricted Stock Units and the issuance of the Shares for vested Restricted Stock Units, the Restricted Stock Unit will represent an unfunded and unsecured obligation of the Company.

3. Vesting Schedule.  Except as otherwise provided in this Agreement or in the Plan, the Restricted Stock Units awarded by this Agreement are scheduled to vest in accordance with the Vesting Schedule set forth in the Notice.  Restricted Stock Units scheduled to vest on a Vesting Date will vest only if the Participant remains in Continued Service through the Vesting Date.  Should the Participant’s Continued Service end at any time (the “Termination Date”), any unvested Restricted Stock Units will be immediately cancelled; provided, however, that if termination of Continued Service results from the Participant’s death, Disability or Retirement, then any unvested Restricted Stock Units that would have vested by their terms within twelve (12) months from the Termination Date had the Participant remained in Continued Service will be deemed vested on the Termination Date (the “Acceleration”).

4. Share Issuances after Vesting of RSUs.

(a)           Upon the vesting of Restricted Stock Units, the Shares underlying such vested Restricted Stock Units shall be issued to the Participant (or, in the event of the Participant’s death, to his or her estate) as soon as practicable following the Vesting Date, subject to the provisions of paragraph 7, below, but in no event later than two (2) months and fifteen (15) days after the Vesting Date.

(b)           If, in connection with an Acceleration of the vesting of Restricted Stock Units as set forth in section 3 above, the Shares underlying vested Restricted Stock Units are inadvertently not issued within the two and one-half months period specified in section 4(a) above and the Participant is a Specified Employee on the Termination Date, then any Shares to be issued to the Participant as a result of the Acceleration shall not be issued to the Participant until six (6) months and one (1) day following the Termination Date (the “Cooling Period”), unless, (i) the Participant’s Continuous Service be terminated as a result of the Participant’s death or (ii) if the Participant dies during the Cooling Period, then the Shares to be issued to the Participant as a result of the Acceleration shall be issued to the Participant’s Estate no later than two (2) months and fifteen (15) days after the date of the Participant’s death, subject to paragraph 7, below.

5.   Forfeiture.  Notwithstanding any contrary provision of this Agreement, the balance of the Restricted Stock Units that have not vested pursuant to paragraph 3 as of the Termination Date will be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company. The Participant shall not be entitled to a refund of any amounts paid for such forfeited Restricted Stock Units.

        6.   Death of Participant.  Any distribution or delivery to be made to the Participant under this Agreement will, if the Participant is then deceased, be made to the administrator or executor of the Participant’s estate (or such other person to whom the Restricted Stock Units are transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution). Any such transferee must furnish the Company (a) written notice of his or her status as a transferee, (b) evidence satisfactory to the Company to establish the validity of the transfer of these Restricted Stock Units and compliance with any laws or regulations pertaining to such transfer, and (c) written acceptance of the terms and conditions of this Restricted Stock Unit grant as set forth in this Agreement.

    7. Taxes

(a)           Tax Liability.  The Participant is ultimately liable and responsible for all taxes owed by the Participant in connection with the Award, regardless of any action the Company or any Related Entity takes with respect to any tax withholding obligations that arise in connection with the Award.  Neither the Company nor any Related Entity makes any representation or undertaking regarding the treatment of any tax withholding in connection with the grant or vesting of the Award or the subsequent sale of Shares issuable pursuant to the Award.  The Company does not commit and is under no obligation to structure the Award to reduce or eliminate the Participant’s tax liability.

(b)           Payment of Withholding Taxes.   No stock certificates will be released to the Participant unless the Participant has made acceptable arrangements to pay any withholding taxes that may be due as a result of this award or the vesting of Restricted Stock Units.  The Company, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit you to satisfy such tax withholding obligation, in whole or in part (without limitation) by (i) paying cash, (ii) electing to have the Company withhold otherwise then deliverable vested shares of Restricted Stock Units having a fair market value equal to the minimum amount required to be withheld, and (iii) delivering to the Company of vested and owned shares of our common stock having a fair market value equal to the amount required to be withheld or (iv) through any other lawful manner.

   (c)           Indemnification; Offset.  The Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to inadequate withholding.  Accordingly, the Participant agrees to pay to the Company or any Related Entity as soon as practicable, including through additional payroll withholding, any amount of the tax withholding obligation that is not satisfied by the withholding methods described above.  Notwithstanding the foregoing, the Company or a Related Entity also may satisfy any tax withholding obligation by offsetting any amounts (including, but not limited to, salary, bonus, and severance payments) payable to the Participant by the Company and/or a Related Entity.

8.   Rights as Stockholder.  The Participant shall not have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable upon the vesting of Restricted Stock Units hereunder unless and until certificates representing such Shares (which may be in book entry form) shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (including through electronic delivery to a brokerage account).  After such issuance, recordation and delivery, the Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

9.   No Effect on Employment or Service.  The Participant’s employment with the Company and any Related Entity is on an at-will basis only, subject to the provisions of applicable law. Accordingly, subject to any written, express employment contract with the Participant, nothing in this Agreement or the Plan shall confer upon the Participant any right to continue to be employed by the Company or Related Entity or shall interfere with or restrict in any way the rights of the Company or the employing Related Entity, which are hereby expressly reserved, to terminate the employment of the Participant at any time for any reason whatsoever, with or without good cause.

Such reservation of rights can be modified only in an express written contract executed by a duly authorized officer of the Company or Related Entity employing the Participant.

10.   Address for Notices.  Any notice to be given to the Company under the terms of this Agreement shall be addressed to the Company, in care of Earl R. Wait, Vice President -- Accounting at the Company’s headquarters, 508 West Wall Street, Suite 550, Midland, Texas 79701, or at such other address as the Company may hereafter designate in writing.

11.   Award is Not Transferable.  This Award and the rights and privileges conferred hereby shall not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment or similar process.  Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or of any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this Award and the rights and privileges conferred hereby immediately shall become null and void.

12.   Restrictions on Sale of Securities.  The Shares issued as payment for vested Restricted Stock Units awarded under this Agreement will be registered under the federal securities laws and will be freely tradable upon receipt. However, the Participant’s subsequent sale of the Shares will be subject to any market blackout-period that may be imposed by the Company and must comply with the Company’s insider trading policies, and any other applicable securities laws.

13.   Binding Agreement.  This Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

14.   Conditions for Issuance of Stock.  The shares of stock deliverable to the Participant may be either previously authorized but unissued shares or issued shares which have been reacquired by the Company.  The Company shall not be required to transfer on its books or list in street name with a brokerage company or otherwise issue any certificate or certificates for Shares hereunder prior to fulfillment of all the following conditions: (a) the admission of such Shares to listing on all stock exchanges on which such class of stock is then listed; and (b) the completion of any registration or other qualification of such Shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable; and (c) the obtaining of any approval or other clearance from any state or federal governmental agency, which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and (d) the lapse of such reasonable period of time following the date of vesting of the Restricted Stock Units as the Committee may establish from time to time for reasons of administrative convenience.

15.   Plan Governs.  This Agreement is subject to all terms and provisions of the Plan.  In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan shall govern. Capitalized terms used and not defined in this Agreement shall have the meaning set forth in the Plan.

16.   Committee Authority.  The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Restricted Stock Units have vested.  All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participant, the Company and all other persons, and shall be given the maximum deference permitted by law.  No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

17.   Captions.  Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

18.   Agreement Severable.  In the event that any provision in this Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement.

19.   Entire Agreement.  This Agreement constitutes the entire understanding of the parties on the subjects covered.  The Participant expressly warrants that he or she is not executing this Agreement in reliance on any promises, representations or inducements other than those contained herein and in the Plan.

20.   Modifications to the Agreement.   This Agreement and the Plan constitute the entire understanding of the parties on the subjects covered.  The Participant expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations or inducements other than those contained herein and the Plan.  Modifications to this Agreement can be made only in an express written contract executed by the Participant and a duly authorized officer of the Company.

21.   Amendment, Suspension or Termination of the Plan. By accepting this award, the Participant expressly warrants that he or she has received an award under the Plan, and has received, read and understood a description of the Plan. The Participant understands that the Plan is discretionary in nature and may be modified, suspended or terminated by the Company at any time.

22.   Governing Law.  This grant of Restricted Stock Units shall be governed by, and construed in accordance with, the laws of the State of Colorado, without regard to its conflict of law provisions.

IN WITNESS WHEREOF, the Company and the Participant have executed this Agreement and agree that the Award is to be governed by the terms and conditions of this Agreement and the Plan.

Natural Gas Services Group, Inc., a Colorado corporation

By:

Title:

THE PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE SHARES SHALL VEST, IF AT ALL, ONLY DURING THE PERIOD OF THE PARTICIPANT’S CONTINUOUS SERVICE (NOT THROUGH THE ACT OF BEING GRANTED THIS AWARD OR ACQUIRING SHARES HEREUNDER).  THE PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS NOTICE, THE AGREEMENT NOR THE PLAN SHALL CONFER UPON THE PARTICIPANT ANY RIGHT WITH RESPECT TO CONTINUATION OF THE PARTICIPANT’S CONTINUOUS SERVICE.

Participant Acknowledges and Agrees:

The Participant acknowledges receipt of a copy of the Plan and the Agreement and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Award subject to all of the terms and provisions hereof and thereof.  The Participant has reviewed this Notice, the Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice and fully understands all provisions of this Notice, the Agreement and the Plan.

The Participant further acknowledges that, from time to time, the Company may be in a “blackout period” and/or subject to applicable federal securities laws that could subject the Participant to liability for engaging in any transaction involving the sale of the Company’s Shares.  The Participant further acknowledges and agrees that, prior to the sale of any Shares acquired under this Award, it is the Participant’s responsibility to determine whether or not such sale of Shares will subject the Participant to liability under insider trading rules or other applicable federal securities laws.

By signing below (or by providing an electronic signature) and accepting the grant of the Award, the Participant: (i) consents to access electronic copies (instead of receiving paper copies) of this Notice, the Agreement, the Plan and the Plan prospectus (collectively, the “Plan Documents”) via the Company’s intranet; (ii) represents that the Participant has access to the Company’s intranet; (iii) acknowledges receipt of electronic copies, or that the Participant is already in possession of paper copies of the Plan Documents; and (iv) acknowledges that the Participant is familiar with and accepts the Award subject to the terms and provisions of the Plan Documents.

The Participant hereby agrees that all questions of interpretation and administration relating to this Agreement and the Plan shall be resolved by the Committee (acting as the Administrator under the Plan) in accordance with Section 16 of the Agreement.  The Participant further agrees to the arbitration and venue selection provisions in Section 17 of the Plan.  The Participant further agrees to notify the Company upon any change in his or her residence address indicated in this Notice.

Date:
Participant’s Signature

Participant’ Printed Name

Address

City, State & Zip